UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 19, 2007
(Date of earliest event reported)

NATHANIEL ENERGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27783	84-1572525
(State or Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8001 S. Interport Blvd., Englewood, Colorado 80112
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 690-8300
____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On July 19, 2007, Nathaniel Energy Corporation executed and delivered documents reflecting a $200,000 loan made to the company by Richard Strain, the company’s majority shareholder, on May 31, 2007. In consideration of the loan, the company executed a $200,000 secured promissory note in favor of Mr. Strain. Additionally, the company and Mr. Strain contemporaneously entered into a security agreement to secure the company’s obligations under the promissory note. The material terms of the promissory note, and the security agreement are described under Item 2.03 below.

In consideration of the loan, the company also entered into an agreement providing that as long as Mr. Strain has any loan outstanding to the company, Mr. Strain has the option to purchase from the company a number of securities to maintain his proportionate percentage of equity ownership of the company in the event that the company issues other securities, other than in certain excluded transactions which are described below, upon terms identical to the terms that the company issues securities. Under the agreement, Mr. Strain does not have the right to purchase securities of the company in connection with the transactions in which securities are issued by the company:

•	upon conversion or exercise of any currently outstanding convertible or exercisable securities,

•	as a stock dividend or as a result of a stock split or other subdivision, combination or stock split,

•	in a loan or lease approved by Mr. Strain,

•	in a merger, acquisition or other business combination approved by Mr. Strain,

•	to Mr. Strain,

•	upon the exercise of stock options granted to employees.

ITEM 2.03	Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective May 31, 2007, Nathaniel Energy Corporation borrowed $200,000 from Richard Strain, the company’s majority shareholder. The loan is repayable upon demand by the lender at any time after November 30, 2007. Interest accrues on the principal of the loan at 9% annually, and is payable quarterly. The company may pre-pay the loan at any time before maturity.

Nathaniel Energy’s obligations under the promissory note are secured by a first priority security interest in the company’s assets. The lender may demand repayment of the loan and shall have the general rights and remedies of a secured party in the event of a default by the company, which includes the failure to pay any sum payable under the promissory note when due, the failure to timely perform any obligation under the promissory note or security agreement, or the insolvency or bankruptcy of the company, and other customary events of default.

The company delivered the promissory note, security agreement and an agreement which gives Mr. Strain the right to purchase Nathaniel securities to maintain his proportions to ownership interest in the company, which is described above under Item 1.01, on July 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NATHANIEL ENERGY CORPORATION

Dated: July 25, 2007	By:	/s/ Russell "Gene" Bailey
Russell “Gene” Bailey, Vice-President